Exhibit 99.1

Providence Service Corporation and Frazier Healthcare Partners Complete Formation of Strategic Partnership in Matrix Medical Network

STAMFORD, CT – October 19, 2016 – The Providence Service Corporation (“Providence” or “Company”) (Nasdaq: PRSC) today announced the completed formation of a strategic partnership with affiliates of Frazier Healthcare Partners (“Frazier”) in Matrix Medical Network (“Matrix”).

As previously reported, the creation of the strategic partnership values Matrix at $537.5 million. In connection with the transaction, Matrix received an investment from Frazier in exchange for a 53.2% equity interest, as well as proceeds from a new $198 million term loan facility. Providence subsequently received approximately $380 million from Matrix and retained a 46.8% equity interest. Providence and Frazier agreed to reduce the size of the new Matrix term loan and increase Providence’s retained equity interest from what was previously announced. We believe that this modified capital structure better enables Matrix to pursue its near-term acquisition strategy.

Providence will use a portion of the cash proceeds received from Matrix to repay in full Providence’s existing term loan and revolving credit facilities. Subject to management evaluation of market and business conditions and other factors, and approval by Providence’s Board of Directors as needed, remaining net proceeds may be used by Providence for acquisitions, investments in the long-term development of the Company’s other businesses and the return of capital to stockholders through a stock repurchase program, as well as general corporate purposes.

About Providence

The Providence Service Corporation is a holding company whose subsidiaries and minority holdings provide non-emergency transportation services, workforce development services, health assessment services, and care management services in the United States and abroad. For more information, please visit www.prscholdings.com.

About Frazier Healthcare Partners

Founded in 1991, Frazier Healthcare Partners is a leading provider of growth capital to healthcare companies. The firm has over $2.9 billion in committed capital under management and has made investments in over 170 healthcare companies with investment types ranging from company creation and venture capital to growth buyouts and leveraged recapitalizations. Frazier’s experienced team takes an active approach to helping build portfolio companies, leveraging the team’s deep domain expertise and expansive network of healthcare executives, advisors and industry thought leaders. The firm’s Growth Buyout team invests in profitable companies focusing on healthcare services, pharmaceutical services, medical products, and related sectors. The firm’s Life Sciences team invests in therapeutics and related areas that are addressing unmet medical needs through innovation. Frazier has offices in Seattle, Washington and Menlo Park, California, and invests broadly across the United States, Canada, and Europe. Additional information about Frazier is available through its website, www.frazierhealthcare.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations and assumptions of Providence’s management that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the ability of Matrix to realize the anticipated benefits of the partnership between Providence and Frazier, the impact of the consummation of the transaction on relationships, including with employees, customers and competitors and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent filings. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

Chris Brigleb – VP of Finance

(203) 816-6589